EXHIBIT 21

LIST OF SUBSIDIARIES OF THE REGISTRANT

Listed below are the subsidiaries of Pentair, Inc., all of which are either directly or indirectly 100% owned as of December 31, 1999, except as otherwise noted.

Aplex Industries, Inc.	United States

Biesemeyer Manufacturing Corporation	United States

Century Manufacturing Co.	United States

Delta International Machinery Corp.	United States

DeVilbiss Air Power Company	United States

Electronic Enclosures, Inc.	United States

Essef Corporation	United States

Eraba Engineering Limited	United Kingdom

Eraba Holdings Limited	United Kingdom

Eraba Limited	United Kingdom

EuroPentair, GmbH	Germany

Falcon Manufacturing, Inc.	United States

Fleck Controls, Inc.	United States

Fleck Europe, SAS	France

Flex Elektrowerkzeuge GmbH	Germany

Hoffman Enclosures Inc.	United States

Hoffman Enclosures (Mex), LLC	Mexico

Hoffman Engineering, S.A. de C.V. de SrL	Mexico

Hoffman Engineering Co Limited	United Kingdom

Hoffman-Schroff PTE Ltd.	Singapore

Lincoln Automotive Company	United States

Lincoln Czech Republic	Czech Republic

Lincoln GmbH	Germany

Lincoln Industrial Corporation	United States

Lincoln U.K. Ltd.	United Kingdom

Nekvets Limited	United Kingdom

Optima Enclosures Limited	United Kingdom

Optima Holdings Limited	United Kingdom

ORSCO Inc.	United States

Pentair FSC Corporation	Virgin Islands (U.S.)

Pentair Asia, PTE Ltd.	Singapore

Pentair Canada, Inc.	Canada

Pentair Enclosures U.K. Ltd.	United Kingdom

Pentair Financial Services Ireland	Ireland

Pentair Halifax, Inc.	Canada

Pentair Nova Scotia Co.	Canada

Pentair Pump Group Inc.	United States

Pentair U.K. Ltd.	United Kingdom

Penwald Insurance Company	United States

Porter-Cable Corporation	United States

Schroff Scandinavia AB	Sweden

Schroff S.r.L	Italy

Schroff Inc.	United States

Schroff S.A.	France

Schroff Co. Ltd.	Taiwan

Schroff K.K	Japan

Schroff U.K. Ltd.	United Kingdom

Schroff, GmbH	Germany

SIATA S.p.A	Italy

TexRep, Inc.	United States

The Telestack Co.	United States

Transrack S.A.	France

Walker Dickson Inc.	United States

WEB Assembly, Inc.	United States

WEB Tool & Manufacturing, Inc.	United States

WTM. Inc.	United States

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